UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on September 25, 2012, Resource Capital Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and MLV & Co. LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), and Resource Capital Manager, Inc., to issue and sell 1,150,000 shares of the Company’s newly designated and classified 8.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Shares”), including up to 150,000 Shares which may be sold in accordance with an option granted to the Underwriters, at a public offering price of $25.00 per share in an underwritten public offering (the “Offering”). The Shares were issued on October 2, 2012.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-174739) declared effective by the Securities and Exchange Commission on June 21, 2011 (the “Registration Statement”). The Offering is being made under the prospectus supplement dated September 25, 2012 (“Prospectus Supplement”), and the accompanying prospectus dated June 21, 2011, constituting a part of the Registration Statement. Exhibits 5.1, 8.1, 23.1 and 23.2 attached to this Current Report on Form 8-K are incorporated by reference in their entirety into the Prospectus Supplement and Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

5.1	Opinion of Foley & Lardner LLP

8.1	Opinion of Ledgewood as to certain US federal income tax matters.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Ledgewood (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: October 3, 2012		/s/ David J. Bryant

	Name:	David J. Bryant
	Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer